EXHIBIT 10.50

  (Secured Promissory Note for $65,000 dated  March 17, 1997,
           Oakes, Fitzwilliams & Co., Limited, Payee)

                     SECURED PROMISSORY NOTE

$65,000                                 Juno Beach, Florida
                                        March 17, 1997

     On or before September 30, 1997, for value received, InnoVet, Inc., a Florida corporation, the maker, with its business address at 14255 U. S. Hwy. 1, Suite 206, Juno Beach, Florida 33408, promises to pay to Oakes, Fitzwilliams & Co. Limited, the payee, with its business address at Byron House, 7-9 St. James's Street, London SW1A 1EE the principal sum of Sixty Five Thousand Dollars ($65,000.00), with interest to be six months Libor plus four percent (4%) as of March 17, 1997.

     1.   Incorporation of Terms of Security Agreement.

     This note is secured by a continuing security in the collateral described in a security agreement, dated March 17, 1997, executed by the maker in favor of the payee. The terms of that security agreement are hereby incorporated by reference herein. On default under the security agreement or under this Note, the Payee may exercise any of the remedies granted by the security agreement or given to a secured party under section 9 of the Florida Uniform Commercial Code.

     2.   Acceleration of Maturity.

     If the Maker should at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any writ of execution, garnishment, attachment or other legal process is issued against any deposit account or other property it owns, or if any assessment for taxes against it, other than taxes on real property, is made by the federal or state government, or any department thereof, or if it fails to notify the Payee of any material change in its financial condition, all of the Maker's obligations shall, at the option of the Payee, become due and payable immediately without demand or notice.

     3.   Option to Repay in Stock.

     The Maker, at its option, may repay the principal and interest on the loan by issuing shares of its common stock to the Payee pursuant to Regulation S under the Securities Act of 1933 at a price of $.0025 per share.

     4.   Use of Proceeds.

     The proceeds paid to the Maker shall be used to pay legal and accounting fees in connection with the preparation and filing of reports required by state and federal regulatory agencies, the NASDAQ Stock Market, Inc. and to conduct due diligence on a merger candidate for the Maker.

     5.   Modification of Terms.

     The Payee may, with or without notice, to the Maker, cause additional parties to be added hereto, or release any party hereto, or revise, extend or renew the Note, or extend the time for making any payment provided for herein, or accept payment of principal and interest in advance without affecting its liability; except that if it pays all principal and interest due on the Note in advance, it will not incur a prepayment penalty.

     6.   Waiver of Rights by Maker.

     The Maker hereby waives (1) presentment, demand, protest and notice of non-payment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to the Payee until all of its indebtedness, however arising, shall have been paid; and (3) the right to require the Payee to proceed against any party to this Note or to pursue any other remedy in its power.

     5.   Governing Law; Venue; Non-Jury Trial.

     This Note shall be governed and construed in accordance with the laws of the state of Florida. Venue for any litigation arising out of or related to this agreement or the breach thereof shall be in Palm Beach County, Florida and be tried before a judge. The Maker hereby expressly waives its right to a jury trial.

     6.   Attorney's Fees and Costs.

     In the event of commencement of suit to enforce payment of this Note, the prevailing party in any such litigation shall be entitled to reasonable attorney's fees and costs, as the court may judge reasonable.

                              INNOVET, INC.


                              By:  /S/   Scott P. Cielewich
                                   -------------------------------
                                   Scott P. Cielewich, Executive
                                   Vice President and Chief
                                   Financial Officer